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                                                                    Exhibit 5(a)


                                                                    July 1, 1999


                       Registration Statement on Form S-3
                           Registration No. 333-02897


Ladies and Gentleman:

                  We have acted as special counsel for Salomon Smith Barney Holdings Inc., a New York corporation (the "Company"), and SI Financing Trust I, a statutory business trust created under the Business Trust Act of the State of Delaware (the "Trust"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333- 02897), as amended (the "Registration Statement") for the registration under the Act of: (a) Trust Preferred Stock(SM) (TRUPS(SM)) Units (the "Units") consisting of (i) Trust Preferred Securities (the "Preferred Securities") issued by the Trust and (ii) Purchase Contracts of the Company (as successor by merger to Salomon Smith Barney Holdings Inc., a Delaware corporation ("SSBH")), requiring the purchase of depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Depositary Receipts"), each representing a one-twentieth interest in a share of Cumulative Preferred Stock, Series L (the "Series L Preferred Stock"), of Citigroup Inc., a Delaware corporation ("Citigroup"); (b) a guarantee by the Company (as successor by merger to SSBH) on a subordinated basis of the payment of distributions on the Preferred Securities out of money held by the Trust and payments upon redemption of the Preferred Securities or liquidation of the Trust, to the extent set forth in the Registration Statement, pursuant to the Preferred Securities Guarantee Agreement (the "Guarantee") between the Company (as successor by merger to SSBH) and The Chase Manhattan Bank (formerly known as Chemical Bank), as Guarantee Trustee; and (c) Subordinated Debt Securities of
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the Company (the "Subordinated Debt Securities") issued under an Indenture, as supplemented from time to time, including the Third Supplemental Indenture in respect of the Subordinated Debt Securities and the Fifth Supplemental Indenture in respect of the Merger referred to in the next paragraph (the "Indenture") between the Company (as successor by merger to SSBH) and Bankers Trust Company, as Trustee. The Units were issued pursuant to a Unit Agreement (the "Unit Agreement") between the Company (as successor by merger to SSBH) and The Chase Manhattan Bank (formerly known as Chemical Bank), as Unit Agent. The Depositary Receipts evidencing the Depositary Shares will be issued pursuant to a Deposit Agreement (the "Deposit Agreement") between Citigroup (as successor to the Company by virtue of the Assignment and Assumption Agreement referred to in the next paragraph) and First Chicago Trust Company of New York, as Depositary. The Series L Preferred Stock will be issued pursuant to the Restated Certificate of Incorporation of Citigroup. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Registration Statement.


                  In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including (a) the documents identified in the immediately preceding paragraph, (b) the Agreement and Plan of Merger dated as of June 30, 1999 (the "Merger Agreement"), between SSBH and SSBHI Merger Company Inc., a New York corporation ("Surviveco"), providing for, among other things, the merger (the "Merger") of SSBH into Surviveco with the results that Surviveco will be the surviving corporation and will change its name to "Salomon Smith Barney Holdings Inc.", (c) the Supplemental Agreement to Unit Agreement dated as of November 28, 1997 (the "First Supplemental Agreement"), between Citigroup (formerly known as Travelers Group Inc.), SSBH and the Unit Agent, (d) the Supplemental Agreement to Unit Agreement (the "Second Supplemental Agreement") dated as of July 1, 1999, between SSBH, the Company and the Unit Agent, (e) the Fifth Supplemental Indenture (the "Fifth Supplemental Indenture") dated as of July 1, 1999, among SSBH, the Company and the Trustee, and (f) the Assignment and Assumption Agreement dated as of November 26, 1997 (the "Assignment Agreement"),

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by and among SSBH (formerly known as Salomon Inc), Citigroup (formerly known as
Travelers Group Inc.) and the Depositary. For all purposes of this opinion we have assumed that the Merger and all other transactions contemplated by the Merger Agreement have been consummated in accordance with the terms of the Merger Agreement.

                  Based on the foregoing, we are of opinion as follows:


                  1. Assuming the Unit Agreement has been duly authorized, executed and delivered by SSBH and the Unit Agent and the First Supplemental Agreement has been duly authorized, executed and delivered by Citigroup, SSBH and the Unit Agent, when the Second Supplemental Agreement has been duly authorized, executed and delivered by SSBH, the Company and the Unit Agent, the Unit Agreement will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally and subject as to enforceability to general principles of equity, regardless of whether such enforceability is sought in a proceeding in equity or at law); and assuming the Units have been issued in accordance with the terms of the Unit Agreement and delivered against payment therefor, the Units entitle the holders thereof to the rights specified in the Unit Agreement, as amended or supplemented by the First Supplemental Agreement and the Second Supplemental Agreement (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally and subject as to enforceability to general principles of equity, regardless of whether such enforceability is sought in a proceeding in equity or at law).

                  2. Assuming the Purchase Contracts have been duly authorized, executed and delivered by SSBH, when the Second Supplemental Agreement has been duly authorized, executed and delivered by SSBH, the Company and the Unit Agent, the
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Purchase Contracts will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally and subject as to enforceability to general principles of equity, regardless of whether such enforceability is sought in a proceeding in equity or at law).

                  3. Assuming the Deposit Agreement has been duly authorized, executed and delivered by SSBH and the Depositary and the Assignment Agreement has been duly authorized, executed and delivered by SSBH, Citigroup and the Depositary, the Deposit Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally and subject as to enforceability to general principles of equity, regardless of whether such enforceability is sought in a proceeding in equity or at law); and when the Depositary Receipts are issued in accordance with the provisions of the Deposit Agreement against the deposit of validly issued, fully paid and nonassessable shares of Series L Preferred Stock, such Depositary Receipts will entitle the holders thereof to the rights specified in such Depositary Receipts and in the Deposit Agreement (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally and subject as to enforceability to general principles of equity, regardless of whether such enforceability is sought in a proceeding in equity or at law).

                  4. When the shares of the Series L Preferred Stock have been duly issued and delivered against payment therefor, such shares will be validly issued, fully paid and nonassessable.

                  5. Assuming the Guarantee has been duly authorized, executed and delivered by SSBH, the Guarantee constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency,
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fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally and subject as to enforceability to general principles of equity, regardless of whether such enforceability is sought in a proceeding in equity or at law).

                  6. Assuming (a) the Subordinated Debt Securities have been duly authorized by SSBH, (b) the Third Supplemental Indenture in respect of the Subordinated Debt Securities has been duly executed and delivered by SSBH and the Indenture Trustee and (c) the Subordinated Debt Securities have been duly executed by SSBH and authenticated by the Indenture Trustee in accordance with the terms of the Indenture and delivered against payment therefor, when the Fifth Supplemental Indenture has been duly authorized, executed and delivered by SSBH, the Company and the Indenture Trustee, the Subordinated Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally and subject as to enforceability to general principles of equity, regardless of whether such enforceability is sought in a proceeding in equity or at law).

                  We are members of the bar of the State of New York and express no opinion as to any matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

                  We know that we are referred to under the heading "LEGAL OPINIONS" in the form of Prospectus included in the Registration Statement, and we hereby consent to the use of our name therein and to the filing of this opinion with the Commission as Exhibit 5(a) to the Registration Statement.


                                              Very truly yours,



                                              /s/ Cravath, Swaine & Moore

                                              Salomon Smith Barney Holdings Inc.
                                              SI Financing Trust I
                                              Seven World Trade Center
                                              New York, NY 10048